UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – December 6, 2010

West Pharmaceutical Services, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Gordon Drive, PO Box 645, Lionville, PA		19341-0645
(Address of principal executive offices)		(Zip Code)

610-594-2900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:
This current report on Form 8-K/A is being filed to amend our current report on Form 8-K filed on December 7, 2010 for the sole purpose of including the conformed signature of John R. Gailey III, Vice President, General Counsel and Secretary.

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On December 6, 2010, our Board of Directors approved a plan to close a plant in Montgomery, Pennsylvania, and reduce operations at a manufacturing facility in Cornwall, United Kingdom.  The Pennsylvania plant primarily is engaged in contract-manufacturing molded plastic components and assemblies for consumer-product applications, and the Cornwall facility produces molded elastomeric components for disposable medical devices, as well as elastomeric and plastic components used in pharmaceutical packaging.  The actions are intended to reduce manufacturing capacity related to businesses that no longer support sustainable, competitive operations.  Other restructuring activities will result in the elimination of approximately 50 administrative, engineering and other operating positions at other locations.

The changes will commence in the first quarter of 2011 and are expected to be completed by the end of 2012 as the work at those plants is either concluded or moved to other operations, predominantly in Europe and the U.S.  A total of approximately 367 positions will be eliminated over that time period, including about 170 positions in the Montgomery facility and 150 positions at the U.K. plant.  We expect to realize partial savings from the changes throughout 2011 and 2012, with full annual savings of approximately $12 million beginning in 2013.

We expect the plan to result in total charges of $18 million to $21 million, including $13 million to $15 million of cash expenditures.  Approximately $12 million to $13 million is anticipated to be recognized in the fourth quarter of 2010, consisting of $8 million to $9 million in severance and other employment-related costs and approximately $4 million in non-cash asset impairment charges.  The balance of the charges will be recognized as incurred throughout 2011 and 2012, including other exit costs of approximately $2 million, primarily asset transfer, employee outplacement and other related costs.  The major anticipated plan costs are listed below:

Severance	$10 to 12 million
Asset charges	$ 6 to 7 million
Other exit costs	$ 2 million
Total	$18 to 21 million

Item 7.01.  Regulation FD Disclosure.

On December 7, 2010, we issued a press release updating our financial guidance for 2010 and 2011.  A copy of this press release is attached to this report as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in this Form 8-K under Item 7.01 and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (Exchange Act) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Business Risks

This report contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to statements about: (1) our estimated costs of the restructuring plan and the timing of those costs; (2) expected financial results for 2010; and (3) expected financial results for 2011.

Each of these estimates is based on preliminary information, and actual results could differ from these preliminary estimates.  We caution investors that the risk factors below, as well as those on pages 10 through 15 of our 2009 Form 10-K and our other SEC filings, could cause our actual results to differ materially from those estimated or predicted in the forward-looking statements.  You should evaluate any statement in light of these important factors.  Except as required by law or regulation, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Factors that may impact forward-looking statements include, but are not limited to:

•	sales demand and our ability to meet that demand;

•	competition from other providers in our businesses, including customers’ in-house operations, and from lower-cost producers in emerging markets, which can impact unit volume, price and profitability;

•	customers’ changing inventory requirements and manufacturing plans that alter existing orders or ordering patterns for the products we supply to them;

•	the timing, regulatory approval and commercial success of customer products that incorporate our products;

•	the timely execution and completion of 2010 restructuring plan within the cost estimates, and the achievement of cost savings, anticipated by the plan;

•	average profitability, or mix, of products sold in any reporting period;

•	maintaining or improving production efficiencies and overhead absorption;

•	dependence on third-party suppliers and partners, some of which are single-source suppliers of critical materials and products, including our Japanese partner and affiliate Daikyo Seiko, Ltd.;

•
the availability and cost of skilled employees required to meet increased production, managerial, research and other needs, including professional employees and persons employed under collective bargaining agreements;

•	interruptions or weaknesses in our supply chain, which could cause delivery delays or restrict the availability of raw materials, key purchased components and finished products;

•	raw material price escalation, particularly petroleum-based raw materials, and our ability to pass raw material cost increases on to customers through price increases;

•	the cost and progress of development, regulatory approval and marketing of new products as a result of our research and development efforts;

•	the relative strength of the U.S. dollar in relation to other currencies, particularly the Euro, British Pound, Danish Krone, Singapore Dollar, and Japanese Yen; and

•	the potential adverse effects of recently-enacted U.S. healthcare legislation on, customer demand, product pricing and profitability.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

Exhibit 99.1                      West Pharmaceutical Services, Inc. Press Release, dated December 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  WEST PHARMACEUTICAL SERVICES, INC.

                        /s/ John R. Gailey III
                        John R. Gailey III, Vice President, General
                            Counsel and Secretary

December 7, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	West Pharmaceutical Services, Inc. Press Release, dated December 7, 2010.